UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2004

Plantronics, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	1-12696	77-0207692
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

345 Encinal Street
Santa Cruz, California 95060

(Address of Principal Executive Offices including Zip Code)

(831) 426-5858
(Registrant's Telephone Number, Including Area Code)

Item 7. Financial Statements and Exhibits.

(c) Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K:

99.1 Press Release issued by Plantronics, Inc. dated April 27, 2004.

Item 12. Results of Operations and Financial Condition

The information provided in this Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference in any filings under the Securities Act of 1933 as amended, unless specifically stated so therein.

On April 27, 2004, Plantronics, Inc., a Delaware corporation, issued a press release announcing its financial results for the fourth quarter ended April 3, 2004 and certain other information. A copy of the press release is attached as Exhibit 99.1 hereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANTRONICS, INC.

(Registrant)
Dated: April 27, 2004

By:	/s/ Barbara V. Scherer

Barbara V. Scherer
Chief Financial Officer

INDEX TO EXHIBITS
Exhibit
99.1 Press Release issued by Plantronics, Inc. dated April 27, 2004.